As filed with the Securities and Exchange Commission on July 12, 2001
                                                     Registration No. 333-31334
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                               NETRO CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                   77-0395029
   (State of incorporation)              (I.R.S. Employer Identification No.)

                              3860 N. FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                    (Address of principal executive offices)

                                   ---------

                             1996 STOCK OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                      2000 NON-EXECUTIVE STOCK OPTION PLAN
                           (Full title of the Plans)

                                   ---------

                               GIDEON BEN-EFRAIM
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               NETRO CORPORATION
                              3860 N. FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 216-1500
(Name, address and telephone number, including area code, of agent for service)

                                   ---------

                                    Copy to:
                               FRANCIS S. CURRIE
                             DAVIS POLK & WARDWELL
                              1600 EL CAMINO REAL
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 752-2000

              (Calculation of Registration Fee on Following Page)




        Amendment filed pursuant to 414(d) of the Securities Act of 1933

--------------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
  Title of Securities to be Registered                             Proposed Maximum      Proposed Maximum
                                             Maximum Amount         Offering Price           Aggregate           Amount of
                                          to be Registered (1)       Per Share (2)         Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Previously Registered Shares (3)
2000 NON-EXECUTIVE STOCK OPTION PLAN
  Common Stock, $0.001 par value.........  2,000,000 shares              --                     --                   --

1996 STOCK OPTION PLAN
  Common Stock, $0.001 par value.........  3,000,000 shares              --                     --                   --

1999 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock, $0.001 par value.........  1,000,000 shares              --                     --                   --

                   SUBTOTAL                6,000,000 shares (4)
                   --------                ---------

Additional Shares
2000 NON-EXECUTIVE STOCK OPTION PLAN
  Common Stock, $0.001 par value.........  1,000,000 shares             $3.76               $3,760,000             $940
1996 STOCK OPTION PLAN
  Common Stock, $0.001 par value.........  6,000,000 shares             $3.76              $22,560,000           $5,640

                   SUBTOTAL                7,000,000 shares                                $26,320,000           $6,580
                   --------                ---------                                       -----------           ------

                   TOTAL                  13,000,000 shares (5)
                   =====                  ==========

---------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457 (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices reported in the consolidated reporting system by The Nasdaq Stock Market as of July 6, 2001.

(3) These shares (the "Previously Registered Shares") were registered in connection with the initial filing of this Registration Statement on February 29, 2000, with respect to which a fee of $53,619.64 was paid.

(4)  6,000,000 shares of which were Previously Registered Shares.




-------------------------------------------------------------------------------
     AMENDMENT FILED PURSUANT TO RULE 414(d) OF THE SECURITIES ACT OF 1933

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-31334) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Netro Corporation, a Delaware corporation ("Netro Delaware" or the "Company"), which is the successor to Netro Corporation, a California corporation ("Netro California"), following a statutory merger effective June 19, 2001 (the "Merger") for the purpose of changing Netro California's state of incorporation to Delaware. Prior to the Merger, Netro Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Netro Delaware succeeded by operation of law to all of the assets and liabilities of Netro California. The Merger was approved by the shareholders of Netro California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Agreement, Netro Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Report on Form 10-K filed on March 30, 2001, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registration Statement referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 on August 6, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby were passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of February 29, 2000, attorneys of Venture Law Group and an investment partnership controlled by Venture Law Group beneficially owned an aggregate of 145,453 shares and options to purchase 25,000 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation and Bylaws reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

         Exhibit No.
         -----------
            5.1*     Opinion of Venture Law Group, a Professional Corporation.
            5.2      Opinion of Davis Polk & Wardwell
            23.1*    Consent of Venture Law Group, a Professional Corporation
                     (included in Exhibit 5.1).
            23.2     Consent of Davis Polk & Wardwell (included in Exhibit 5.2)
            23.3     Consent of Independent Public Accountants.

-----------
*Incorporated herein by reference, to the exhibit of the same number, to the Registrant's Registration Statement on Form S-8 filed on February 29, 2000.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, NETRO CORPORATION, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this July 12, 2001.

                                        NETRO CORPORATION

                                        By: /s/Gideon Ben-Efraim
                                           -------------------------
                                           Gideon Ben-Efraim
                                           Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                      Date
               ---------                                 -----                      ----

         /s/ Gideon Ben-Efraim           President and Chief Executive          July 12, 2001
---------------------------------------  Officer (Principal Executive
           Gideon Ben-Efraim             Officer) and Director


           /s/ Sanjay Khare              Vice President and Chief Financial     July 12, 2001
---------------------------------------  Officer (Principal Financial and
             Sanjay Khare                Accounting Officer)


                   *                     Director                               July 12, 2001
---------------------------------------
             Richard Moley


                   *                     Director                               July 12, 2001
---------------------------------------
           Thomas R. Baruch


                   *                     Director                               July 12, 2001
---------------------------------------
           Sanford Robertson


                   *                     Director                               July 12, 2001
---------------------------------------
            Irwin Federman


                   *                     Director                               July 12, 2001
---------------------------------------
             Robert Wynne


         *By power of attorney

         /s/ Gideon Ben-Efraim
---------------------------------------
           Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit No.
-----------
    5.1* Opinion of Venture Law Group, a Professional Corporation (with respect to the Previously Registered Shares)
    5.2      Opinion of Davis Polk & Wardwell
   23.1* Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1)
   23.2      Consent of Davis Polk & Wardwell (included in Exhibit 5.2)
   23.3      Consent of Independent Public Accountants

-----------
*Incorporated herein by reference, to the exhibit of the same number, to the Registrant's Registration Statement on Form S-8 filed on February 29, 2000.